EXHIBIT 21
----------
BRISTOL-MYERS SQUIBB COMPANY
SUBSIDIARY LIST

  2309 Realty Corporation
  345 Park Corporation
  77 Wilson St., Corp.
  A.G. Medical Services, P.A.
  A/S GEA Farmaceutisk Fabrik
  Abeefe S.A.
  Agit Ges. fuer Informationssysteme und Techniken m.b.H.
  Alive & Well, Inc.
  Allard Laboratories, Inc.
  Apothecon BV
  Apothecon Farmaceutica Ltda.
  Apothecon, Inc.
  Apothecon, S.A.
  Astel Laboratoires S.A.R.L.
  B-MS GeneRx
  B. L. Pharmaceuticals (Proprietary) Limited
  Blisa, Inc.
  BMS Holdings
  BMS Music Company
  Boclaro Inc.
  Bristol (Iran) S.A.
  Bristol Arzneimittel G.m.b.H.
  Bristol Caribbean, Inc.
  Bristol Foundation
  Bristol Iran Private Company Limited
  Bristol Laboratories Corporation
  Bristol Laboratories Inc.
  Bristol Laboratories International, S.A.
  Bristol Laboratories Medical Information Systems Inc.
  Bristol Pharmaceutical Information Center, S.A.
  Bristol-Myers (Bangladesh) Inc.
  Bristol-Myers (Japan) Limited
  Bristol-Myers (Private) Limited
  Bristol-Myers (Zaire) Ltd.
  Bristol-Myers Award Superannuation Pty. Ltd.
  Bristol-Myers Barceloneta, Inc.
  Bristol-Myers Company Limited
  Bristol-Myers de Mexico, S.A. de C.V.
  Bristol-Myers Ecuatoriana S.A.
  Bristol-Myers Foreign Sales Corporation
  Bristol-Myers Ges.m.b.H.
  Bristol-Myers Industrial (Dominicana), Inc.
  Bristol-Myers International s.r.l.
  Bristol-Myers Lion Ltd.
  Bristol-Myers Middle East S.A.L.
  Bristol-Myers Nederland Inc.
  Bristol-Myers Oncology Therapeutic Network, Inc.
  Bristol-Myers Overseas Corporation
  Bristol-Myers Overseas Corporation (Guam Branch)
  Bristol-Myers Overseas Corporation (Korea - Branch)

                                E-8-1

                 BRISTOL-MYERS SQUIBB COMPANY
                        SUBSIDIARY LIST


  Bristol-Myers Pakistan (Pvt.) Limited
  Bristol-Myers S.A.
  Bristol-Myers Squibb (Guangzhou) Ltd.
  Bristol-Myers Squibb (Hong Kong) Limited
  Bristol-Myers Squibb (Malaysia) Sendirian Berhad
  Bristol-Myers Squibb (N.Z.) Limited
  Bristol-Myers Squibb (Phil.) Inc.
  Bristol-Myers Squibb (Proprietary) Limited
  Bristol-Myers Squibb (Russia)
  Bristol-Myers Squibb (Singapore) Pte. Limited
  Bristol-Myers Squibb (Taiwan) Ltd.
  Bristol-Myers Squibb (Thailand) Ltd.
  Bristol-Myers Squibb (West Indies) Ltd.
  Bristol-Myers Squibb A.E.B.E.
  Bristol-Myers Squibb A.G.
  Bristol-Myers Squibb Aktiebolag
  Bristol-Myers Squibb Argentina, S.A.*
  Bristol-Myers Squibb Asia/Pacific, Inc.
  Bristol-Myers Squibb Asia/Pacific, Inc. (Singapore - Branch)
  Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH
  Bristol-Myers Squibb Australia Pty. Ltd.
  Bristol-Myers Squibb B.V.
  Bristol-Myers Squibb Belgium, S.A.
  Bristol-Myers Squibb Brasil, S.A.
  Bristol-Myers Squibb Business Services Limited
  Bristol-Myers Squibb Canada Inc.
  Bristol-Myers Squibb Company
  Bristol-Myers Squibb de Colombia S.A.
  Bristol-Myers Squibb de Costa Rica, S.A.
  Bristol-Myers Squibb de Guatemala, S. A.
  Bristol-Myers Squibb de Mexico, S.A. de C.V.
  Bristol-Myers Squibb de Venezuela, S.A.
  Bristol-Myers Squibb del Ecuador, C.A.
  Bristol-Myers Squibb Dominicana, S.A.
  Bristol-Myers Squibb Export SA
  Bristol-Myers Squibb Farmaceutica Portuguesa Limitada
  Bristol-Myers Squibb G.m.b.H.
  Bristol-Myers Squibb Ges. m.b.H.
  Bristol-Myers Squibb Global Properties Ltd.
  Bristol-Myers Squibb Holding Germany GMBH
  Bristol-Myers Squibb Holdings B.V.
  Bristol-Myers Squibb Holdings Limited
  Bristol-Myers Squibb Holdings Limited (Ireland - Branch)
  Bristol-Myers Squibb Holdings Limited (Kenya - Branch)
  Bristol-Myers Squibb Ilaclari Limited Sirketi
  Bristol-Myers Squibb Ilaclari, Inc.
  Bristol-Myers Squibb Ilaclari, Inc. (Turkey - Branch)
  Bristol-Myers Squibb International Company
  Bristol-Myers Squibb International Corporation
  Bristol-Myers Squibb International Corporation (Belgium - Branch) Bristol-Myers Squibb International Corporation (Egypt - Branch)

                                E-8-2

                        BRISTOL-MYERS SQUIBB COMPANY
                                SUBSIDIARY LIST

  Bristol-Myers Squibb International Corporation (Spain - Branch) Bristol-Myers Squibb International Insurance Company
  Bristol-Myers Squibb International Limited
  Bristol-Myers Squibb Investco, Inc.
  Bristol-Myers Squibb K.K.
  Bristol-Myers Squibb Korea Ltd.
  Bristol-Myers Squibb Manufacturing
  Bristol-Myers Squibb MEA S.A. (Saudi Arabia - Branch)
  Bristol-Myers Squibb MEA S.A. (Switzerland)
  Bristol-Myers Squibb MEA S.A.(Egypt - Branch)
  Bristol-Myers Squibb Norway Ltd.
  Bristol-Myers Squibb Pakistan (Pvt.) Ltd.
  Bristol-Myers Squibb Peru, S.A.
  Bristol-Myers Squibb Pharmaceuticals Limited (England)
  Bristol-Myers Squibb Pharmaceuticals Limited (Ireland)
  Bristol-Myers Squibb Products S.A.
  Bristol-Myers Squibb Puerto Rico, Inc.
  Bristol-Myers Squibb S.p.A.
  Bristol-Myers Squibb Service Ltd.
  Bristol-Myers Squibb Sp. z o.o.
  Bristol-Myers Squibb Spol. s r.o.
  Bristol-Myers Squibb Superannuation Plan Pty. Ltd.
  Bristol-Myers Squibb Zentrum Fuer Forschung Und Fortbildung Im
    Gesundheitswesen G.m.b.H.
  Bristol-Myers Squibb, S.A.
  Bristol-Myers Zimmer Award Superannuation Plan
  Bristol-Salor Pharma G.m.b.H.
  Cancer Research, Inc.
  Carboplant Spezialimplante GmbH
  CJG Partners, L.P.
  Clairol de Mexico, S.A. de C.V.
  Clairol Incorporated
  Clairol International S.r.l.
  Clairol Limited
  Cliva S.A.
  Compania Bristol-Myers Squibb de Centro America (El Salvador Branch) Compania Bristol-Myers Squibb de Centro America (Honduras Branch) Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch) Compania Bristol-Myers Squibb de Centro America (Panama Branch) Convatec Limited
  Convatec Sp. z o.o.
  Convatec Spot s r.o.
  Convatec Vertriebs G.m.b.H.
  Convatec, S.A.
  Delmed S.A.
  Dermogroup S.R.L.
  Duart Industries, Ltd.
  E. R. Squibb & Sons de Venezuela, C.A.
  E. R. Squibb & Sons Inter-American (Chile - Branch)
  E. R. Squibb & Sons Inter-American Corporation
  E. R. Squibb & Sons Inter-American Corporation (Colombia - Branch)
  E. R. Squibb & Sons Inter-American Corporation (PRico - Branch)

                                E-8-3

                    BRISTOL-MYERS SQUIBB COMPANY
                        SUBSIDIARY LIST

 E. R. Squibb & Sons Limited
 E. R. Squibb & Sons, Inc.
 E. R. Squibb & Sons, Inc. (England - Branch)*
 Elektrochemische Ges.Hirschfelde M.b.H.
 ESS Partners, L.P.
 EWI Corporation
 F.A.I.R. Laboratories Limited
 G.I.E. Centre de Recherche de Biologie Moleculaire
 G.I.E. Institut de Recherche Squibb
 Grove Insurance Company Ltd.
 Grove Limited
 Grove Products (Far East) Limited
 Grove Products (Far East) Limited (India - Branch)
 Hexachimie
 Heyden Farmaceutica Portugesa Limitada
 Iris Acquisition Corp.
 JG Partners, L.P.
 Kingsdown Medical Consultants Limited
 Laboratoire Oberlin
 Laboratoires Convatec S.A.
 Laboratoires Guieu France S.a.r.l.
 Laboratoires UPSA
 Laboratori Guieu S.p.A.
 Laboratorios Industriales Grove S.A.
 Lawrence Laboratories Limited
 Linson Investments Limited
 Linson Pharma Inc.
 Listo B.V.
 Logics International, Inc.
 Matrix Essentials, Inc.
 Mead Johnson & Company
 Mead Johnson (Guangzhou) Ltd.
 Mead Johnson (Manufacturing) Jamaica Limited
 Mead Johnson A.E.B.E.
 Mead Johnson B.V.
 Mead Johnson de Mexico, S.A. de C.V.
 Mead Johnson Ecuador S.A.
 Mead Johnson Farmaceutica Limitada
 Mead Johnson International Limited (Argentine - Branch)
 Mead Johnson International Limited (Canada)
 Mead Johnson International Limited (Colombia - Branch)
 Mead Johnson Jamaica Ltd.
 Mead Johnson Limited
 Mead Johnson Pharmaceutical, Inc.
 Mead Johnson S.p.A.
 MEC Subsidiary Corporation
 Medical Engineering Corporation
 Monarch Crown Corporation
 Oncogen Limited Partnership
 Oncology Therapeutics Network Automated Technologies, Inc.
 Oncology Therapeutics Network Corporation
 Oncology Therapeutics Network Joint Venture, L.P.

                                E-8-4

                    BRISTOL-MYERS SQUIBB COMPANY
                        SUBSIDIARY LIST

Orthoplant Endoprothetik GmbH
Osmat S.A.
OTN Online, Inc.
OTN Parent Corp.
Oy Bristol-Myers Squibb (Finland) AB
P. T. Squibb Indonesia
Pharmagen
Pharmavit Rt.
PRB Partners, L.P.
Recherche et Propriete Industrielle
Redmond Products Distributing, Inc.
Redmond Products International, Inc.
Redmond Products, Inc.
Route 22 Real Estate Holding Corporation
RPI Management, Inc.
S+G Implants G.m.b.H.
Salorpharma G.m.b.H.
Schuppert Meubelen Holten B.V.
Seabrook Medical Systems, Inc.
Selecciones Mercantiles, S.A. de C.V.
Sino-American Shanghai Squibb Pharmaceuticals Limited
Societe Francaise de Complements Alimentaires
Squibb (Far East) Limited
Squibb (Far East) Limited (Taiwan - Branch)
Squibb (Nigeria) Limited
Squibb (Thailand) Limited
Squibb ApS
Squibb Convatec Medical Products Co. Ltd.
Squibb Corporation
Squibb Development Limited
Squibb Farmaceutica Portuguesa, Limitada
Squibb Industria Farmaceutica, S.A.
Squibb Manufacturing, Inc.
Squibb Middle East S.A. (Egypt - Branch)
Squibb Middle East S.A. (Jordan - Branch)
Squibb Middle East S.A. (Panama)
Squibb Overseas Investments, Inc.
Squibb Pacific Limited
Squibb Pharma G.m.b.H.
Squibb Properties, Inc.
Squibb Surgicare Limited
Squibb-von Heyden G.m.b.H.
Stamford Holdings B.V.
Swords Holdings I, L.L.C.
Swords Holdings II, L.L.C.
Swords Laboratories Limited
T S V Corporation
Tallosa, S.A.
Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.
Upsamedica LDA
Upsamedica SA NV
Upsamedica SpA

                                E-8-5

BRISTOL-MYERS SQUIBB COMPANY
SUBSIDIARY LIST

Von Heyden Pharma G.m.b.H.
Wallingford Research, Inc.
Westwood-Intrafin, S.A.
Westwood-Squibb Holdings, Inc.
Westwood-Squibb Pharmaceuticals, Inc.
Zimmer B.V.
Zimmer Caribe, Inc.
Zimmer Chirurgie G.m.b.H.
Zimmer Europe Co-Ordination Centre N.V.
Zimmer Europe Limited
Zimmer Limited
Zimmer New Zealand Limited
Zimmer of Canada Limited
Zimmer Pte. Ltd.
Zimmer S. A. (France)
Zimmer S.A. (Spain)
Zimmer S.R.L.
Zimmer, Inc.

                                E-8-6